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                                                                   EXHIBIT 23.2


              CONSENT OF INDEPENDENT AUDITORS


     We consent to the by reference herein, in the Registration Statement on Form S-8 pertaining to the CFX Corporation 1986 Stock Option Plan (File No. 33-17071), in the Registration Statement on Form S-8 pertaining to the CFX Corporation 1992 Stock Purchase Plan (File No. 33-52598), in the Registration Statement on Form S-8 pertaining to the CFX Corporation 1995 Stock Option Plan (File No. 33-61787), and in the Registration Statement on Form S-3 pertaining to the CFX Corporation Dividend Reinvestment and Stock Purchase Plan (File No. 33-54363) of our report dated January 22, 1997, relating to the consolidated balance sheets of Community Bankshares, Inc. and subsidiaries as of December 31, 1996 and 1995 and June 30, 1995, and related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1996, the six months ended December 31, 1995, and for each of the years in the two year period ended June 30, 1995, which report appears in the December 31, 1996 annual report on Form 10-K of Community Bankshares, Inc.


                                              /s/ KPMG Peat Marwick LLP
                                              --------------------------
                                              KPMG Peat Marwick LLP



Boston, Massachusetts
September 11, 1997


























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